EXHIBIT 99.1
ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into effective November 9, 2010 (the "Effective Date"), by and among ZAGG Incorporated, a Nevada corporation ("ZAGG"), eShields, L.L.C., aka eShieldz L.L.C., a California limited liability company (`eShields"), and Andrew C. Mason, Tr., an individual ("Mason" and collectively with eShields, the "Mason Group"). All of the parties hereto are collectively referred to as "Parties," or individually as a "Party."

RECITALS:

A. ZAGG is a leading supplier of protective films for a variety of consumer-applied applications, including those in the aftermarket consumer electronics industry;

B. eShields develops and sells touch-screen protective kits for a wide variety of devices in the consumer electronics market. Mason is the sole owner and manager of eShields;

C. Mason is the holder of two patents issued by the USPTO: 7,389,869 and 7,784,610 (collectively, the "Patents"). Mason also filed U.S. Patent Application No. 12/856,223 with the USPTO on August 13, 2010, which is a continuation-in-part (CIP) of the '610 Patent (the "CIP Application").

D. On or about August 31, 2010, Mason filed suit against ZAGG and others in the United States District Court for the Central District of California. Case No. CV 10-6511 AHM alleging that the defendants infringed the Patents and seeking legal and equitable relief (the "California Litigation");

E. On or about September 4, 2010, ZAGG filed a lawsuit against Mason and eShields in the United States District Court for the District of Utah, Case No. 2:10-CV-00882 TC
seeking a declaratory judgment that ZAGG did not infringe the Patents and seeking judgment for eShields' infringement of certain trademarks owned by ZAGG (the "Utah Litigation")

F. The Parties desire to settle and resolve the disputes between them as set forth in the California Litigation and the Utah Litigation on the terms set forth in this Agreement, including the sale of the Patents and Patent Applications and the Technology to ZAGG or to ZAGG Intellectual Property Holding Co., Inc., an affiliate of ZAGG organized and existing under the laws of the State of Nevada (the "Assignee" and collectively with ZAGG and ZAGUs other Affiliates, the "ZAGG Group").

Therefore, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENTS:

1.Definitions

1.1"Act" shall mean the Securities Act of 1933, as amended.

1.2"Affiliate" shall mean with respect to a person or entity any other person or entity that directly or indirectly controls, is controlled by or is under common control with such person or entity.

1.3"Agreement" means this Asset Purchase Agreement and all of its Exhibits.

1.4"Assignee" shall have the meaning given that term in Recital F above.

1.5"Assumed Liabilities" shall have the meaning given that term in Section 2.2 below.

1.6"Basket Amount" shall have the meaning given that term in Section 9.1(c) below.

1.7"California Litigation" shall have the meaning given that term in Recital D above.

1.8"CTP Application" shall have the meaning given that term in Recital C above.

1.10 "Closing" shall be a meeting held on November 9, 2010, (or such later date as the Parties may mutually agree) the purpose of which shall be to consummate the transactions which are described herein.

1.11 "Closing Date" shall be the date on which the Closing occurs.

1.12 "Common Stock" shall mean ZAGG's Common Stock, $0.001 par value per share.

1.13 "Confidential Information" shall have the meaning given that term in Section 10 below.

1.14 "Effective Date" shall be the date set forth in the opening first sentence of this Agreement, above.

1.15 "eShields" shall have the meaning set forth in the first paragraph of this Agreement.

1.16 "eShields License" shall mean that certain non-exclusive license between Assignee, as licensor, and eShields, as licensee, a copy of which is attached hereto as Exhibit A.

1.17 "Exchange Act" shall have the meaning given that term in Section 4.22 below.

1.18 "Insolvency Event" shall have the meaning given that term in Section 12 below.

1.19 "Knowledge", "Know" or "Known" shall mean, (i) with respect to the Mason Group, the actual knowledge of Mason as of the Effective Date and (ii) with respect to the ZAGG Group, the actual knowledge of the executive officers of ZAGG.

1.20 "Liens" shall mean any and all liens, security interests, licenses, encumbrances and other third party claims of any type, whether accrued, absolute or contingent.

1.21 "Loss" shall have the meaning given that term in Section 9.1(a) below.

1.22 "Mason" shall have the meaning set forth in the first paragraph of this Agreement.

1.23 "Mason Group" shall have the meaning set forth in the first paragraph of this Agreement.

1.24 "Mason Patent Assignment" shall mean that certain Patent Assignment Agreement from the Mason Group to Assignee of all Patents and Patent Applications, a copy of which is attached hereto as Exhibit B.

1.25"Material Adverse Effect" shall mean any actual or potential cost or liability which would, individually or in the aggregate, materially and adversely affect financial conditions, results of operations, business interests or business prospects, as applicable.

1.26 "Notice of Assignment" shall have the meaning given that term in Section 6.1(g) below.

1.27 "Patents" shall have the meaning given that term in Recital C above. 1.28 "Patents and Patent Applications" shall mean all of the following:

(a)all patents or legal equivalents thereto issued by the USPTO or the appropriate governmental body of any other country, and all applications for patent or legal equivalent thereto filed in the United States or any other country, which applications, patents and legal equivalents are owned or controlled by the Mason Group at Closing and disclose and/or claim part or all of the Technology, including the Patents, together with all patents or legal equivalents thereto which subsequently issue from such patent applications, which the Mason Group warrants are limited at Closing to the Patents and the CIP Application;

(b) all re-issues, re-examinations, continuations, divisions, continuations-inpart, renewals or extensions thereof, including the CIF Application, along with any and all patents or legal equivalents thereto that issue from such applications;

(c) all improvements by the Mason Group, whether patentable or not, disclosed by all patents and patent applications within the scopes of Sections 1.28(a) and 1.28(b);

(d) all patentable improvements by the Mason Group disclosed or claimed in any of the patents and patent applications within the scopes of Sections 1.28(a) and 1.28(b), including exclusivity regarding the right to make, have made, use, import, offer for sale and/or sell {or license or otherwise transfer or dispose of) such inventions;

(e) the right (but not the obligation, except as expressly set forth in this Agreement) to prosecute the patent applications within the scopes of Sections 1.28(a) and 1.28(b); and

(f) the right (but not the obligation) to enforce all Letters Patent within the scopes of Sections 1.28(a) and 1.28(b) and all Letters Patent issuing from all applications within the scopes of Section 1.28(a) and 1.28(b), the right to enforce including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind, in each case for past, current and future infringement by any third parties.

1.29 "PK" shall mean protective kits for consumer electronic devices, or other related consumer goods that support or are ancillary in application to such consumer electronic devices, including cell phones, iPods, MP3 players, gaming devices, laptops, cameras, communication devices like radios, walkie-talkie devices, and other devices that are primarily marketed for personal, entertainment, or household purposes, and including manufacturing, marketing, installation and manipulation of the protective film(s) used therein.

1.30 "Reissue Application" shall have the meaning given that term in Section 11.2 below.

1.31 "Securities" shall mean he shares of Common Stock described in Sections 3.1(e) and 3.2(b) and the warrants and shares of Common Stock underlying the warrants described in Section 3.1(b).

1.32 "Shareholder" shall have the meaning given that term in Section 4.17 below.

1.33 "Technology" shall mean all aspects of the PK disclosed in the Patents and Patent Applications.

1.34 "Transferred Assets" shall mean the Patents and Patent Applications, the Technology and the right to enforce the Patents and Patent Applications.

1.35 "USPTO" shall mean the U.S. Patent and Trademark Office.

1.36 "Utah Litigation" shall have the meaning given that term in Recital E above.

1.37 "ZAGG" shall have the meaning set forth in the first paragraph of this Agreement.

1.38 "ZAGG Group" shall have the meaning given that term in Recital F above. 1.39 All other initially capitalized terms shall have the meanings assigned to them in this
Agreement.

2.Assignment and Sale.

2.1Assignment of Transferred Assets. Subject to the terms and conditions of this

Agreement, the Mason Group agrees to assign and transfer to Assignee, effective upon the Closing, all right, title and interest in and to the Transferred Assets, including the right to sue and collect damages for infringement occurring before or after the Closing, pursuant to the terms of the Mason Patent Assignment attached hereto as Exhibit B, and free and clear of all Liens.

2.2 Assumed Obligations. Assignee, effective as of the Closing, agrees to pay,

perform and use commercially reasonable efforts to discharge all prosecution and maintenance costs and fees for the Patents and Patent Applications arising on or after the Effective Date; provided, however, that (i) if the Mason Group elects to assume the cost of prosecution of the CIP Application pursuant to Section 11.2 below, then the Mason Group will assume and pay all prosecution and maintenance costs and fees from and after the date of such election until a patent issues, at least one claim of which satisfies the Claim Conditions set forth in Section 3.2, and (ii) following the issuance of a patent containing at least one claim which satisfies the Claim Conditions, then from and after the date of issuance of such patent, Assignee will pay, perform and discharge all subsequent prosecution and maintenance costs and fees for such patent. The foregoing obligations assumed by Assignee are hereinafter referred to collectively as the "Assumed Liabilities." Except for the Assumed Liabilities, neither ZAGG or Assignee shall have assumed or have any responsibility for any liability, obligation or commitment of the Mason Group of any nature, whether now or hereafter existing and whether or not related to the Transferred Assets, and the Mason Group shall retain all such liabilities, obligations or commitments which are not Assumed Liabilities.

3.Payment by the ZAGG Group to Mason. In consideration for the acquisition of the

Transferred Assets as set forth in Section 2.1 and other agreements from the Mason Group set forth below, ZAGG shall pay the amounts described in Sections 3.1 and 3.2 to Mason, subject to the following::

3.1Initial Payment.
(a) ZAGG will pay Mason a first payment of $200,000 within two (2) business days following the execution of this Agreement and a second payment of $150,000 after December 31, 2010 and on or before January 5, 2011,

(b) ZAGG will issue to Mason five-year warrants to purchase 750,000 shares of ZAGG' s restricted Common Stock at a strike price equal to the closing bid price on the Closing Date, the warrant to include a cashless exercise feature; provided that 500,000 of the 750,000 warrant shares shall be exercisable only upon the issuance of a patent from the C1P Application with at least one claim that satisfies the Claim Conditions set forth in Section 3.2 (in accordance with the requirements of Section 3.2), and

(c) ZAGG will issue to Mason 70,000 shares of ZAGG's restricted Common Stock.

3.2Additional Payments. If the USPTO issues a U.S. patent that includes at least one claim with no limitations in addition to those in the as-filed version of claim 1 of the CIP Application, which claim shall lack (i) any limitations regarding a solution, (ii) any requirement that any of the elements be "secured" within the package, and (iii) any other specific structural or functional limitations on the package (other than a functional limitation, if required by the USPTO, that the package is configured to hold the other physical elements of the claimed package)(collectively, the "Claim Conditions"), then ZAGG agrees that it will:

(a) pay the Mason Group the sum of $500,000; and

(b) issue to Mason 430,000 shares of ZAGG's restricted Common Stock. ZAGG will make this payment and issues these shares within 30 days after the USPTO issues the patent which meets the requirements of this Section 3.2.
3.3The Mason Group acknowledges that neither ZAGG nor its Affiliates shall have any obligation to pay the Mason Group the consideration described in this Section 3.2 unless a U.S. patent issues with a claim that strictly complies with the Claim Conditions.

4.           The Mason Group's Representations and Warranties. Each member of the Mason Group hereby jointly and severally represents, warrants, and covenants to the ZAGG Group that the statements contained below are true, correct and complete as of the Effective Date and the Closing Date, as follows:

4.1Authority and Power. Each member of the Mason Group which is not a natural person is legally and validly formed, organized and existing. The Mason Group has all necessary rights and powers to enter into and perform according to the terms and conditions of this Agreement. The transfer of the Transferred Assets by the Mason Group to Assignee pursuant to the Mason Patent Assignment and related instruments is valid and enforceable. Any and all action on the part of the Mason Group necessary for the authorization, execution, delivery and performance of this Agreement and any other agreements contemplated hereby has been taken. This Agreement and any other agreements contemplated hereby, when executed and delivered by the Mason Group, will constitute valid and binding obligations of the Mason Group enforceable in accordance with their respective terms.

4.2No Violation. Mason has not licensed or granted any interest in the Transferred

Assets to any person except for an oral license in favor or eShields, as licensee, which license will terminate effective at the Closing. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (I) modify, breach or constitute grounds for the occurrence or declaration of a default under any material agreement by which the Transferred Assets may be bound or affected; (ii) result in the

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creation or imposition of (or the obligation to create or impose) any Lien on the Transferred Assets; or (iii) violate any law, regulation, order, judgment or decree of any court or governmental agency, except as to any violation which would not result in a Material Adverse Effect. The Mason Group is not subject to any order, writ, injunction, or decree of any court or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign in respect of the Transferred Assets.

4.3No Third Party Agreements or Consents. Other than as explicitly stated in the

Disclosure Schedule, (i) there are no contracts, agreements or understandings materially affecting the Transferred Assets, and (ii) no consent of any person not a party to this Agreement is required to be obtained on the part of the Mason Group to permit the consummation of the transactions contemplated by this Agreement.

4.4No Litigation. etc. Other than the Utah Litigation and the California Litigation,

there is no litigation, arbitration or other proceeding (formal or informal) pending or, to the Knowledge of the Mason Group, threatened against or affecting the Mason Group or the Transferred Assets, the result of which could have a Material Adverse Effect on the Transferred Assets or Assignee's ability to freely license, use, market and distribute the Transferred Assets; nor does the Mason Group Know or have reason to Know of any basis for the same. To the Knowledge of the Mason Group, there is no investigation (formal or informal), pending or threatened against or affecting the Transferred Assets.

4.6Title. The Mason Group has complete, good and marketable title to all of the

Transferred Assets, and all of the Transferred Assets are transferred to Assignee free and clear of any interests of other parties, Liens or restrictions on or conditions to transfer or assignment. Mason is the sole plaintiff party in interest in the California Litigation, and all of the rights under the California Litigation transferred to Assignee under the Notice of Assignment are transferred to Assignee free and clear of any interests of other parties, Liens or restrictions on or conditions to transfer or assignment. Upon consummation of the transactions contemplated at Closing, no member of the Mason Group will be the owner of the Transferred Assets.

4.7Compliance with Laws. The Mason Group is in compliance with all statutes,

laws, rules and regulations with respect to or affecting the ownership and use of the Transferred Assets except as to any failure of compliance which would not result in a Material Adverse Effect.

4.8No Fraudulent Conveyance. After due inquiry and negotiation, the sale and purchase of the Transferred Assets is made in exchange for fair and equivalent consideration, and the Mason Group is not now insolvent and will not be rendered insolvent by the sale of the Transferred Assets under the terms of this Agreement. The transactions contemplated by this Agreement will not constitute a fraudulent conveyance or any act with similar potential consequences, or otherwise give any creditor of the Mason Group rights to any of the Transferred Assets.

4.9Accuracy of Due Diligence Materials. All documents provided to the ZAGG

Group by the Mason Group pursuant to or in connection with this Agreement are true and accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to make the statement made, in light of the circumstances under which they are made, not misleading. To its Knowledge, the Mason Group has disclosed to ZAGG all materials or publications provided by third parties or otherwise in its possession or control which one with ordinary skill in the art would reasonably deem to be prior art with respect to any of the Patents and Patent Applications.

4.10 Noninfringement, etc. The Patents and Patent Applications (i) are original works of the Mason Group and, to the best of the Mason Group's Knowledge, do not violate any copyright, trade secret, trademark, patent or other proprietary right of any third party; (ii) to the best of the Mason Group's Knowledge, were not created from nor will they incorporate at Closing any legally protected third party intellectual property that would prevent the ZAGG Group from exercising its rights in the Patents and Patent Applications; and (iii) are not subject to any third party royalty or other obligations. There are no existing, pending or, to the Mason Group's Knowledge, threatened, claims of infringement, misappropriation or disputed ownership by any third party relating to the Patents and Patent Applications or the Technology, and, to the Knowledge of the Mason Group, there is no basis for any such claim.

4.11 All PK Intellectual Property. The PK intellectual property transferred to Assignee by the Mason Group pursuant to or in connection with this Agreement taken as a whole constitutes the Patents and Patent Applications.

4.12 Insurance. There is no claim pending under any insurance policy by any member of the Mason Group with respect to the Transferred Assets.

4.13 Patent Maintenance. To the Mason Group's best Knowledge, no act has been done or omitted to be done by the Mason Group, or any licensee thereof, which has had or could have the effect of impairing or dedicating to the public, or entitling any U.S. or foreign governmental authority or any other person to cancel, forfeit, modify or consider abandoned, any Patents and Patent Applications, or give any person any rights with respect thereto. To the best of its Knowledge, the Patents and Patent Applications are valid, enforceable and free of defects. The Mason Group has no Knowledge of any facts or claims which would cause any Patent and Patent Applications to be invalid or unenforceable, nor has it received any notice that any person or entity may bring such a claim or a claim of interference or opposition. Notwithstanding the foregoing, any action that would constitute an abandonment of an issued U.S. patent has not and will not have a Material Adverse Effect on the Patents and Patent Applications.

4.14 Sole Party in Interest. Each Shareholder represents that he/it are the sole and true party in interest, and no other person or entity has or will have upon the issuance of the

Securities beneficial ownership interest in the Securities or any portion thereof, whether direct or indirect (excluding any contractual right to payments based on the value of such Securities).

4.15 Investment Purpose. Each Shareholder is acquiring the Securities for his/its own account and for investment purposes, and not for the account or benefit of any other person or entity or for or with a view to resale or distribution.

4.16 Investor Status. Each member of the Mason Group which will become a holder of Securities pursuant to the terms of this Agreement (the "Shareholder") is an "accredited investor" within the meaning of Section 501(a) of Regulation D under the Act.

4.17 Liquidity. Each Shareholder has adequate means of providing for his/its current needs and contingencies and has no need for liquidity in his/its investment in the Securities. Each Shareholder is capable of bearing the economic risk and the burden of the investment contemplated by this Agreement, including, but not limited to, the possibility of the complete loss of the value of the Securities, and the limited transferability of the Securities, which may make the liquidation of the Securities impossible in the near future.

4.18 Knowledge and Experience. Each Shareholder is experienced in evaluating and making speculative investments, and has the capacity to protect his/its interests in connection with the acquisition of the Securities. Each of the Mason Group has such knowledge and experience in financial and business matters in general, and investments in ZAGG in particular, that he/it is capable of evaluating the merits and risks of his/its investment.

4.19 Disclosure, Access to Information. Each Shareholder confirms that he/it has received, read, and understands this Agreement, and that all documents, records, books and other information pertaining to his/its investment in ZAGG requested by him/it have been made available for inspection and copying and that there are no additional materials or documents that have been requested by hint/it that have not been made available. Each Shareholder acknowledges that ZAGG is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and he/it has reviewed or received copies of all such reports filed by ZAGG with the SEC requested in writing by the Shareholder.

4.20 Exclusive Reliance on this Agreement. In making the decision to acquire the Securities, each Shareholder has relied exclusively upon information included in this Agreement or incorporated herein by reference and ZAGG's reports filed with the SEC and requested in writing by Shareholder, and not on any other representations, promises or information, whether written or verbal, by any person.

4.21 Advice of Counsel. Each Shareholder understands the terms and conditions of this Agreement, has investigated all issues to his/its satisfaction, has consulted with such of his/its own legal counsel or other advisors as he/it deems necessary, and is not relying, and has not relied on the ZAGG Group for an explanation of the terms or conditions of this Agreement or any document or instrument related to the transactions contemplated thereby.

4.22 Certain Risk Factors. Each Shareholder has been informed about and fully understands that there are risks associated with an investment in ZAGG and the Securities, including those disclosed in documents filed by ZAGG with the SEC pursuant to the Exchange Act.

4.23 Manner of Sale. At no time was any member of the Mason Group presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

4.24 Restricted Securities. Each Shareholder understands and acknowledges that the Securities have not been registered under the Act, or any state securities laws, and that they will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold unless they are registered under the Act or pursuant to a resale transaction in accordance with Rule 144 under the Act, or pursuant to another available exemption from registration. Except in connection with a resale transaction pursuant to a registration statement or Rule 144, it shall be a condition to such transfer that ZAGG has first received an opinion of competent securities counsel that registration is not required for such resale. In connection with a resale pursuant to Rule 144, the seller shall provide ZAGG with such information and certificates as ZAGG reasonably requests to establish the availability of such rule. With regard to the restrictions on resales of the Securities, each Shareholder is aware (i) of the limitations and applicability of the SEC's Rule 144, (ii) that ZAGG will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any Securities; and (iii) that a restrictive legend will be placed on certificates representing the Securities which legend will read substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES
LAWS OF ANY STATE, THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE ACT, COMPLIANCE WITH
THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT OR APPLICABLE STATE LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

5.Representations and Warranties of the ZAGG Group. Each member of the ZAGG Group jointly and severally represents and warrants to the Mason Group that the statements contained below are true, correct and complete as of the Effective Date, the Closing Date and on each date that ZAGG issues Securities to any Shareholder pursuant to the terms and conditions of this Agreement, as follows:

5.1Organization. ZAGG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Assignee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

5.2Authorization of Transaction. The ZAGG Group has full power and authority

(including full corporate power and authority) to execute and deliver the documents to be delivered by it and to perform its obligations thereunder. Without limiting the generality of the foregoing, the respective boards of directors of the ZAGG Group have duly authorized the execution, delivery, and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the ZAGG Group, enforceable in accordance with its terms and conditions.

5.3Noncontravention. Neither the execution and the delivery of the documents to be delivered at closing by the ZAGG Group, nor the consummation of the transactions contemplated thereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the ZAGG Group is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the ZAGG Group is a party or by which it is bound or to which any of its assets are subject. The ZAGG Group does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

5.4Brokers' Fees. The ZAGG Group does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Mason Group could become liable or obligated.

5.5Unincorporated Documents or Materials. With respect to any document or other materials received by the Mason Group from the ZAGG Group or its representatives which are not incorporated herein by reference, (i) neither ZAGG nor Assignee has reason to believe any of such documents and materials contain material misstatements or omissions, and (ii) such documents and materials were prepared by ZAGG or Assignee or their representatives using due care.

5.6Information. To the best Knowledge of ZAGG and Assignee, the information concerning them set forth in or incorporated by reference in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

6. Deliveries.
6.1Mason Group Deliveries. At or before the Closing, the Mason Group shall deliver the following items to Assignee:

(a) the Mason Patent Assignment executed by the Mason Group in the form attached hereto as Exhibit B;

(b) the executed assignment of all of Mason's right in and to the California Litigation, in the form attached hereto as Exhibit C (the "Notice of Assignment");

(c) the eShields License executed by Mason in the form attached hereto as Exhibit A;

(d) the Assignment of Technology executed by the Mason Group in the form attached hereto as Exhibit D;

(e) such other documents and instruments as may be necessary to completely sell, assign and transfer the Transferred Assets to Assignee; and

(1)any other items required to be delivered by the Mason Group to Assignee prior to the Closing pursuant to this Agreement.

6.2 ZAGG Group Deliveries. At or before the Closing, the ZAGG Group shall deliver the following items to the Mason Group

(a) the eShields License executed by Assignee in the form attached hereto as Exhibit A;

(b) the Request for Dismissal with Prejudice of the Utah Litigation and Proposed Order thereon, in the form attached hereto as Exhibit E;

(c) the Initial Payment due at Closing described in Section 3.1; and

(d) such other documents or instruments as the ZAGG Group is required to deliver at or prior to Closing.
7.Pre-Closing Covenants of the Parties. The Parties agree as follows with respect to the period between the Effective Date and the earlier of either the termination of this Agreement or the Closing.

7.1General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

7.2Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by the Agreement.

7.3Operation of Business. Except with the written consent of ZAGG (which may be withheld, delayed or conditioned), at all times prior to the Closing Date, the Mason Group will conduct its business in a reasonable manner in accordance with past practices, and will use its commercially reasonable best efforts to preserve and protect the Transferred Assets, and to conduct its business in compliance with all applicable laws and regulations. During that period, the Mason Group will not make any divestitures of Transferred Assets and will not create any Liens with respect to any of the Transferred Assets, or any other rights, or interests that are subject to this Agreement.

7.5Notice of Developments. The Mason Group, and each of them, will give prompt written notice to ZAGG of any development, event or circumstance that would result in a Material Adverse Effect or cause a failure of any of the conditions set forth in Section 8 hereof. No disclosure by the Mason Group pursuant to this Section 7.4, however, shall be deemed to prevent or cure any misrepresentation or breach of warranty.

8. Conditions to Obligation to Close.

8.1Conditions to Obligation of the ZAGG Group. The obligation of the ZAGG

Group to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing except for breaches, inaccuracies and omissions which have neither had nor reasonably would be expected to have a Material Adverse Effect;

(b) the Mason Group shall have performed and complied with all of its covenants set forth in this Agreement in all material respects through the Closing;

(c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(d) each of the deliveries required to be made by the Mason Group pursuant to Section 6 shall be hilly completed, including the due execution where required of all documents to be executed by any member of the Mason Group;

(e) the board of directors of ZAGG shall have approved the execution, delivery and performance of this Agreement; and

(f) the Mason Group shall have paid or agreed to accept responsibility for all operating expenses and charges incurred in the ordinary course of business through the Closing relating to the Transferred Assets.

The ZAGG Group may waive any condition specified in this Section 8.1 if it executes a writing so stating at or prior to the Closing.
8.2Conditions to Obligation of the Mason Group. The obligation of the Mason

Group to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing except for breaches, inaccuracies and omissions which have neither had nor reasonably would be expected to have a Material Adverse Effect;

(b) each of the deliveries required to be made by the ZAGG Group pursuant to Section 6 shall be fully completed;

(c) the ZAGG Group shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

(d) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement. The Mason Group may waive any condition specified in this Section 8.2 if it executes a writing so stating at or prior to the Closing.

9.Indemnification

9.1Indemnification by the Mason Group.

(a)Duty to Indemnify. The Mason Group agrees to indemnify, defend and hold the ZAGG Group and its Affiliates harmless from all claims, losses, liabilities, damages, deficiencies, costs, penalties, interest and expenses, including reasonable attorneys' fees and expenses of investigation (each a "Loss") incurred by the ZAGG Group or any of its Affiliates relating to or resulting from (0 any material breach of a representation or breach of any warranty of the Mason Group, or failure by the Mason Group to perform or comply with any covenant that is contained herein or in any exhibit or other document delivered in connection with this Agreement by the Mason Group or its representatives; (ii) any claim or action by any third party which is or was in privity with any member of the Mason Group questioning the validity of, claiming any interest in or seeking to rescind the Mason Group's transfer of any Transferred Assets to Assignee; or (iii) except for Assumed Liabilities, any liabilities, obligations or commitments of, or claims against, the Mason Group, or against or involving any of the Transferred Assets arising out of any act or omission of the Mason Group prior to Closing.

(b)            Term of Indemnification. The Mason Group shall not have any liability under Section 9.1 for any claim made by any member of the ZAGG Group unless the ZAGG Group gives notice of the Claim to the Mason Group before the expiration of two (2) years from the Closing Date; provided, however, that (i) nothing in this Section 9.1 shall limit the obligations of the Mason Group under Subsections 9.1(a)(ii) and (iii), which shall survive the Closing Date without limitation, (ii) the representations and warranties set forth in Section 4.14 through 4.27 shall survive each issuance of Securities for three (3) years and (iii) the representations and warranties set forth in Section 4.14 shall survive the issuance of a patent meeting the Claim Conditions described in Section 3.2 for two (2) years from the date of issuance of such patent.

(c)            Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Section 9.1, the obligations of the Mason Group to provide indemnification pursuant to Section 9.1 shall not arise unless and until the amount of Losses exceeds $25,000 (the "Basket Amount") in the aggregate, whereupon the ZAGG Group shall be entitled to receive indemnity payments in the aggregate amount of all such Losses.

9.2Indemnification by the ZAGG Group.
(a)            Duty to Indemnify. The ZAGG Group agrees to indemnify, defend and hold the Mason Group and its Affiliates harmless from all Losses incurred by the Mason Group or any of its Affiliates relating to or resulting from any breach of a representation or warranty of the ZAGG Group.

(b)            Term of Indemnification. The ZAGG Group shall not have any liability under Section 9.2 for any claim made by any member of the Mason Group unless the Mason Group gives notice of the Claim to ZAGG before the expiration of two (2) years from the Closing Date; provided, however, that the representations and warranties set forth in Section 5.2 through 5.3 shall survive each issuance of Securities for three (3) years.

(c)            Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Section 9.2, the obligations of the ZAGG Group to provide indemnification pursuant to Section 9.2 shall not arise unless and until the amount of Losses exceeds the Basket Amount in the aggregate, whereupon the Mason Group shall be entitled to receive indemnity payments in the aggregate amount of all such Losses.

10.Confidentiality. The Parties acknowledges that each of them have communicated and will continue to communicate non-public information about the Transferred Assets, which, as of the Effective Date, shall be considered to be proprietary and confidential information of Assignee ("Confidential Information"). The Parties agrees that it will not disclose such Confidential Information to any third party without the prior written consent of the Party who made the disclosure; provided, however, that the foregoing restriction shall not apply to any portion of the Confidential Information which (i) is or becomes generally available to the public in any manner or through no fault of the receiving Party or its employees, agents or representatives, or (ii) is released for disclosure with the disclosing Party's prior written consent, or (iii) is required by a court or a governmental agency to be disclosed or is otherwise required by law, or is necessary in order to establish rights under this Agreement; provided, that, with respect to clause (iii) above, the receiving Party shall first notify the disclosing Party of such required disclosure and shall take such steps as the disclosing Party shall reasonably request to limit the scope of such disclosure and otherwise protect the confidentiality of the Confidential Information. Subject to the disclosure requirements applicable to ZAGG under the federal securities laws, the terms and conditions of this Agreement shall be considered confidential and shall not be disclosed (except to each Party's attorneys and accountants on a need-to-know basis) without the prior written consent of the other Parties, except to the extent reasonably necessary for purposes of this Agreement or in order to fulfill obligations under this Agreement. It is understood and agreed that any disclosure or use of any Confidential Information in violation of this Section 10 would cause the disclosing Party irreparable harm, for which monetary damages would not be an adequate remedy and that the disclosing Party shall be entitled to specific performance and injunctive relief, in addition to other remedies available at law.

11.Other Matters.

11.1 Covenant Not to Sue. The Mason Group hereby irrevocably covenants not to sue any member of the ZAGG Group for infringing any intellectual property rights of any member of the Mason Group relating to protective polymer coatings for consumer electronic devices or methods for installing or using protective polymer coatings. The ZAGG Group hereby irrevocably covenants not to sue any member of the Mason Group for infringing any intellectual property rights of any member of the ZAGG Group relating to protective polymer coatings for consumer electronic devices or methods for installing or using protective polymer coatings.
11.2 Prosecution of the CIP Application and Reissue Application. Immediately following the Effective Date, Assignee may file a reissue of the '610 patent (the "Reissue Application"), and will assume the obligation and costs of filing an Reissue Application, of prosecuting any Reissue Application and of prosecuting the CIP Application, using counsel reasonably acceptable to the Mason Group. Subject only to the rights of the Mason Group to comment on the submissions to the USPTO described in this Section, Assignee will control and will diligently and continually prosecute the Reissue Application and the CIP Application, at all times using commercially reasonable efforts. Assignee will provide to the Mason Group copies of all communication to and from the USPTO in connection with the prosecution of the Reissue Application and the CIP Application and will reasonably consider all comments and advice from the Mason Group in connection with that prosecution. In the event that Assignee decides to cancel all claims substantially identical to claim 1 of the CIP or to abandon the CIP application, Assignee shall first obtain written authority from the Mason Group to do so, or at the sole discretion of the Mason Group, allow the Mason Group the opportunity to prosecute the CIP application, with the Mason Group assuming all responsibility for costs and fees associated with such prosecution. Further, in the event that five (5) years have passed from the Effective Date without Assignee obtaining allowance of a claim meeting the Claim Condition, at the sole discretion of the Mason Group, Assignee will provide the Mason Group with written notification of the Mason Group's opportunity to prosecution the CIP application, and Assignee will allow the Mason Group the opportunity to prosecute the CIP application provided that the Mason Group accepts the opportunity to prosecution the CIP application within 6 months of the date of Assignee's written notification, with the Mason Group assuming all responsibility for costs and fees associated with such prosecution.
11.3 Additional Information. After the Closing and for no additional consideration to the Mason Group, the Mason Group shall provide to Assignee such additional information concerning and relating to the Transferred Assets as Assignee shall reasonably require in order to obtain detailed descriptions and formulas for the Related Technology for the Mason IP sufficient for one skilled in the art to reproduce such.

11.4 Tax Consequences. In paying the amounts specified in Section 3 of this Agreement, ZAGG makes no representation as to the tax consequences or liability arising from said payments. The Parties understand and agree that any tax consequences or liability inuring to the Mason Group arising from such payment shall be solely the responsibility of the members of the Mason Group, and that the ZAGG Group shall not be responsible for any such consequences or liability. The Parties agree that ZAGG will report said payment to the appropriate tax authorities to the extent required or permitted by law.

    12.Reserved.

    13.Breach of Agreement; Remedies. If any Party to this Agreement believes another Party has materially breached any provision of this Agreement, the Party alleging the breach shall deliver notice to the other Party, specifying the nature of the alleged breach. The Party alleged to be in breach shall have thirty (30) days from the date of mailing of such notice in which to attempt to cure the alleged breach. During such thirty (30) day period, any Party may request a personal meeting between the Parties in which to negotiate in good faith to attempt to resolve the dispute. If such negotiations are unsuccessful and the alleged breach has not been cured by the end of such thirty (30) day period, the Party alleging the breach may pursue any and all rights and remedies that it has under this Agreement, at law or in equity, including commencement of an arbitration proceeding as described in Section 14 below.
    14.Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration as filed in Salt Lake County, Utah or Los Angeles, California, before one arbitrator. The arbitration shall be administered either by JAMS or by another dispute resolution service provider mutually agreed upon by the parties. The arbitration shall be governed by JAMS' Comprehensive Arbitration Rules and Procedures (the "Rules"), which can be found at wwwjamsadr.com/rules-comprehensive-arbitration. Discovery matters shall be governed by the Rules and by JAMS' Arbitration Discovery Protocols, which can be found at www.jarnsadr.com/arbitration-discoveryTrotocols. The arbitrator will issue a written Award, stating the reasons and bases for the decision. The decision shall be based on applicable law and judicial precedent of the Federal Circuit and federal and state courts of Utah or California, in accordance with where arbitration is taking place. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The parties will split the arbitrator's fees and costs related to arbitration.

    15.            Miscellaneous.

15.1 Expenses. Each Party shall bear its own legal fees and other expenses incurred by it in connection with the negotiation of this Agreement and the carrying out of the transaction contemplated hereby.

15.2 Additional Actions and Documents. Each Party agrees to perform such additional acts and to execute such additional documents as are reasonably necessary to carry out the transactions contemplated by this Agreement and to assist Assignee to obtain, perfect and protect its interest in the Transferred Assets.

15.3 Notice. All notices between the parties shall be in writing and shall be sent by certified or registered mail or commercial overnight delivery service, with provisions for a receipt, to the address of the other party listed below (or to such other address as a party may furnish to the other in writing):

For Mason Group:	Mr. Andrew C. Mason, Jr. eSHIELDS, LLC 253 W Allen Ave San Dimas, CA 91773

with a copy to:	David Duckworth, Esq. Russo & Duckworth 9090 Irvine Center Drive Second Floor Irvine, California 92618

For ZAGG and Assignee:	Mr. Robert G. Pedersen II 3855 So 500 W, Suite J, Salt Lake City, Utah 84121

with a copy to:	Jeffrey M. Jones, Esq. Durham Jones & Pinegar 111 East Broadway Suite 900 Salt Lake City, Utah 841 11

15.4 Entire Agreement:, Amendment: Waiver. This Agreement, together with the Exhibits hereto, and the additional documents required to be delivered at the Closing pursuant hereto, constitutes the complete agreement between the Parties and supersedes all previous representations, written or oral, with respect to the Technology or other subject matter of this
Agreement. Except as otherwise expressly provided herein, this Agreement may be modified or amended only by a writing signed by duly authorized representatives of all Parties. The waiver by any Party of any default or breach of this Agreement, or any obligation hereunder, shall be ineffective unless in writing, and shall not constitute a waiver of any subsequent breach or default. No failure to exercise any right or power under this Agreement or to insist on strict compliance by another Party shall constitute a waiver of the right in the future to exercise such right or power or to insist on strict compliance.

15.5 Governing Law, Attorneys Fees. This Agreement shall he governed by and construed in accordance with the laws of the state of Delaware, without regard to any law regarding conflicts of laws. In any legal action arising out of this Agreement, or pertaining in any way to the validity or enforcement of this Agreement, the prevailing party shall be entitled to an award of its costs and reasonable attorneys' fees, the amount of which shall be fixed by the court and made a part of any judgment rendered..

15.6 Cumulative Remedies. All rights and remedies provided in this Agreement, at law or in equity are cumulative,

15.7 Severability. If any term of this Agreement is held invalid or unenforceable by a court or arbitrator of competent jurisdiction, such terms shall be reduced or otherwise modified by such court or arbitrator to the minimum extent necessary to make it valid and enforceable. If such term cannot be so modified, it shall be severed and the remaining terms of this Agreement shall be interpreted in such a way as to give maximum validity and enforceability to this Agreement.

15.8 Binding Effect; Assignment. No Party may assign this Agreement or any of their obligations or rights hereunder without prior written consent of Assignee. However, either
ZAGG or eShields may transfer its rights under this Agreement without prior written consent of the other Party in connection with, respectively, the sale of substantially all of its assets. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties to this Agreement and their respective Affiliates any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 15.8.

15.9 Force Majeure. No Party shall be liable for any failure or delay in performing hereunder, if such failure or delay is due to war, strike, government requirements, acts of nature, acts or omissions of carriers, or other cause(s) beyond its reasonable control.

15.10 Counterparts. This Agreement may be executed in counterparts, and all counterparts shall be deemed to be one and the same agreement.

15.11 No Agency. The Parties are independent contractors, and this Agreement shall not be construed to create any agency or partnership between them. No Party has authority to bind the other, to incur any liability or act on behalf of the other, or to direct the other's employees.

15.12 Preparation of this Agreement and Construction of its Terms. The Parties agree that they have, through their attorneys, participated in and contributed to the preparation of this Agreement. The Parties agree that this Agreement shall be regarded and deemed as having been prepared jointly by the Parties hereto. Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any Party by virtue of who may have drafted such provision.

[Remainder of Page Intentionally Left Bank
Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ESHIELDS, L.L.C. (a California limited liability company)

Date: Novemeber 9, 2010	By:	/s/Andre C. Mason JR.
Andre C. Mason JR.
CEO/President

ZAGG INCORPORATED. (a Nevada corporation)

Date: Novemeber 9, 2010	By:	/s/ Robert G. Pedersen II
Robert G. Pedersen II
CEO

LIST OF EXHIBITS

Exhibit A:	eShields License
Exhibit B:	Mason Patent Assignment
Exhibit C:	Notice of Assignment
Exhibit D:	Assignment of Technology executed by the Mason Group
Exhibit E:	Request for Dismissal with Prejudice of the Utah Litigation and Proposed Order